Exhibit 10.16
CORESITE REALTY CORPORATION
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”) is entered into effective as of ___________, 2010 (the “Effective Date”), by and between CoreSite Realty Corporation, a Maryland corporation (the “Company”), and __________________ (“Holder”).
     WHEREAS, on December 22, 2009, Holder was granted a Class B Interest (as defined in the LLC Agreement (as defined below)) in CRP Master Holdings, LLC (“Master Holdco”), the details of which are set forth on Exhibit A (the “Interest”);
     WHEREAS, the Interest was governed by that certain Amended and Restated Limited Liability Company Agreement of Master Holdco, as amended from time to time (the “LLC Agreement”);
     WHEREAS, the LLC Agreement provides that in connection with an initial public offering of the equity securities of Master Holdco or one of its successors or affiliates, the Manager (as defined in the LLC Agreement) may require the Holder to exchange his or her Interest for another class of equity securities of Master Holdco, its successor or their affiliates;
     WHEREAS, the Company is the sole general partner of CoreSite L.P., a Delaware partnership (the “Partnership”) and will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (a “REIT”);
     WHEREAS, in connection with the initial public offering of shares of common stock of the Company, which entity, together with the Partnership, is the successor to Master Holdco, the Manager and the board of directors of the Company (the “Board”) have each determined that the Holder shall exchange his or her Interest for a number of shares of common stock of the Company (the “Common Stock”) as set forth on Exhibit A (such shares of Common Stock are referred to as the “Restricted Shares”), subject to the terms and conditions of, this Agreement (the “Exchange”);
     WHEREAS, the Board has approved this Agreement which will govern the Restricted Shares; and
     WHEREAS, the Company and Holder wish to enter into this Agreement which will govern and set forth the terms of the Restricted Shares.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, including the conversion and exchange of the Interest, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:
ARTICLE I.
GENERAL
     1.1 Restricted Shares. Holder is the holder of such number of Restricted Shares as is set forth on Exhibit A. The Restricted Shares shall be subject to the terms and conditions of this Agreement.
     1.2 Exchange. Holder acknowledges that the Restricted Shares have been issued to Holder in exchange for all of Holder’s rights with respect to the Interest and that as of the Effective Date, he or she no longer has any rights with respect to the Interest. The Holder hereby agrees and consents to the Exchange and understands and acknowledges that the Restricted Shares are being issued in full settlement of all of the Holder’s rights under the LLC Agreement or under any other documents or agreements related to or in connection with the Interest or any other interest in Master Holdco or any of its affiliates, predecessors or successors. The Holder agrees that he or she shall execute such additional documents and take such actions as may be requested by the Company in order to effect the Exchange.
     1.3 Ownership, Rights as a Shareholder and Custody. Holder is the owner of the Restricted Shares and has all the rights of a shareholder with respect thereto, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares; provided, that, any such dividends and distributions, whether payable in cash or shares of Common Stock, (the “Dividends”) shall be subject to the restrictions set forth in Article II, including a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Dividends have been distributed. Accordingly, Holder shall only be entitled to receive such Dividends when the Restricted Shares (with respect to which such Dividends have been distributed) vest pursuant to Article II below. Such ownership of Restricted Shares and Dividends paid in the form of Common Stock shall be evidenced by book entries on the records of the Company. Unless provided otherwise pursuant to another agreement between the Holder and the Company or its successor, promptly following the vesting of Restricted Shares pursuant to this Agreement, shares evidencing such Restricted Shares and cash and/or stock, as applicable evidencing such Dividends shall be transferred into Holder’s brokerage account or participant trust maintained with the Company’s agent or, in the Company’s sole discretion, stock certificate(s) shall be issued and delivered to Holder (or his/her permitted transferees) by the Company with such legends as shall be determined by the Company.
ARTICLE II.
FORFEITURE, VESTING, NON-TRANSFERABILITY
     2.1 Forfeiture. Unless otherwise determined by the Committee, or as otherwise set forth in a written agreement between the Holder and the Company, the Partnership or any of their subsidiaries, any Restricted Shares which have not vested as of the date Holder incurs a Termination of Employment (as defined below) shall automatically be forfeited by Holder on the date of such Termination of Employment without any additional consideration therefore and without any further action by the Company. The Committee in its discretion may accelerate the vesting of any Restricted Shares.
     2.2 Vesting of Restricted Shares.
          (a) The number of Restricted Shares that are designated as vested on Exhibit A shall be fully vested and non-forfeitable as of the Effective Date.
          (b) The number of Restricted Shares that are designated as unvested on Exhibit A shall vest, if at all, as indicated on Exhibit A, subject to the Holder’s continued employment with or service to the Company, the Partnership or any of their subsidiaries.
     2.3 Nontransferability. No unvested Restricted Shares or any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect
     2.4 Adjustment Upon Changes in Capitalization, Merger or Asset Sale.
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Restricted Shares subject to this Agreement, shall be equitably adjusted, as determined by the Committee, for any change in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other change in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that a conversion of any convertible securities of the Company, the issuance of Restricted Shares to any other employee of the Company or its subsidiaries, or the exchange by the Company of any Common Units of the Partnership (as defined in the Partnership Agreement) for shares of Common Stock shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Restricted Shares subject to this Agreement.
          (b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Agreement shall be assumed by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or subsidiary of the successor corporation refuses to assume the Agreement, the Restricted Shares shall vest and the transfer restrictions set forth in this Agreement shall immediately lapse.
ARTICLE III.
OTHER PROVISIONS
     3.1 Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:
          (a) “Committee” means the Board of Directors of the Company or a committee appointed by the Board to administer this Agreement.
          (b) “Termination of Employment” means the time when the engagement of Holder as an employee of or service provider to the Company, the Partnership or any of their subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding (x) terminations where there is simultaneous commencement by the former Holder of a relationship with the Company, the Partnership or one of their subsidiaries as an employee and (y) at the discretion of the Committee, terminations which result in a temporary severance of the service relationship.
     3.2 Taxes.
          (a) Holder represents to the Company and the Partnership that the Holder has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
          (b) Holder understands that Holder may be taxed on the Exchange with respect to all of the Restricted Shares, both vested and unvested. Holder shall be solely responsible for any tax consequences associated with the Restricted Shares. In the event the Company or the Partnership determines that any tax withholding shall become due in connection with the Restricted Shares, the Holder shall make appropriate arrangements for the payment to the Company (or its subsidiary, as applicable) of all amounts, if any, which the Company (or its subsidiary, as applicable) is required to withhold under applicable law with respect to the Restricted Shares. The Company may refuse to issue any Restricted Shares to Holder until Holder satisfies the tax withholding obligations. To the maximum extent permitted by law, the Company (or its subsidiary, as applicable) has the right to retain without notice from Restricted Shares transferable to Holder upon vesting or from compensation payable to Holder, shares of Common Stock or cash having a value sufficient to satisfy the tax withholding obligation in the event the tax withholding obligation is not satisfied by the Holder.
     3.3 Not a Contract of Employment. Nothing in this Agreement shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company, the Partnership or any of their subsidiaries.
     3.4 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.5 Administration of the Agreement. The Committee shall have the authority, in its discretion, to construe and interpret the terms of this Agreement, to prescribe, amend and rescind rules and regulations relating to the Agreement and to make all other determinations deemed necessary or advisable for administering the Agreement. The Committee’s decisions and interpretations shall be final and binding on Holder and all other persons.
     3.6 Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided, that, except as may otherwise be provided, directly or indirectly, in this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Restricted Shares without the prior written consent of Holder.
     3.7 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Holder at his or her address shown in the Company records, and to the Company at its principal executive office.
     3.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
     3.9 Entire Agreement. This Agreement and the exhibits constitute the entire agreement among the parties hereto pertaining to the subject matter of this Agreement and supersede all prior agreements and understandings pertaining thereto, including the LLC Agreement. No oral understandings, oral statements, oral promises or oral inducements between the parties hereto relating to this Agreement exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth in this Agreement, have been made by the parties hereto. The parties hereto agree that, effective as of the Effective Date, the Holder shall no longer have any rights or obligations under the LLC Agreement
     3.10 Third Party Beneficiaries. This Agreement shall inure to the benefit of the parties hereto and, with respect to Section 1.2 and 3.9, to Master Holdco and its affiliates, successors and predecessors, and their officers, directors and equity holders (each of whom shall be deemed to be intended third party beneficiaries hereunder).

     3.11 Execution. This Agreement may be executed in two or more counterparts, or by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     3.12 REIT Status. This Agreement shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. Notwithstanding anything in this Agreement to the contrary, no Restricted Shares shall become vested:
          (a) to the extent such Restricted Shares could cause Holder to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or
          (b) if, in the discretion of the Committee, the vesting of such Restricted Shares could impair the Company’s status as a REIT.
     3.13 Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, the Restricted Shares and any proceeds thereof shall be subject to clawback as determined by the Committee, which clawback may include forfeiture, repurchase and/or recoupment of the Restricted Shares and amounts paid or payable pursuant to or with respect to the Restricted Shares.
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     By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of this Agreement. Holder has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

CORESITE REALTY CORPORATION:	HOLDER:

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

EXHIBIT A
NAME OF HOLDER: [___________________]
     The Interest:

Individual Grant Class B Sharing
Interest	Percentage
Fund III Series Class B Interest	[_______]	%
Fund IV Series Class B Interest	[_______]	%
Fund V Series Class B Interest	[_______]	%
     The Restricted Shares:
     In exchange for the Interest, pursuant to the Exchange, and subject to the terms and conditions of the Agreement, the Holder has been granted [________] Restricted Shares, of which:
     [________] Restricted Shares shall be fully vested as of the Effective Date; and
     [________] Restricted Shares shall be unvested as of the Effective Date and, subject to the Holder’s continued employment with or service to the Company, the Partnership or any of their subsidiaries on each applicable vesting date, shall vest, if at all, in three equal annual installments commencing on the one-year anniversary of the Effective Date.
Holder Initials: _____